EXHIBIT 10.63

THIRD AMENDMENT TO SERIES D WARRANT TO PURCHASE SHARES OF
COMMON STOCK OF BPO MANAGEMENT SERVICES, INC.

This Third Amendment to Series D Warrant to Purchase Shares of Common Stock of BPO Management Services, Inc. (this “Amendment”) is effective as of April 18, 2008, by BPO Management Services, Inc., a Delaware corporation (“Issuer”), in favor of ____________________ (“Holder”).  Issuer and Holder are, together, the “Parties.”

RECITALS

WHEREAS, Issuer, Holder and certain other investors entered into that certain Series D Convertible Preferred Stock Purchase Agreement, dated June 13, 2007 (the “Stock Purchase Agreement”), pursuant to which Holder and the other investors purchased shares of Issuer’s Series D Convertible Preferred Stock and warrants to purchase shares of Issuer’s Series D-2 Convertible Preferred Stock and Common Stock (each of such warrants is described below);

WHEREAS, in connection with the Stock Purchase Agreement, Issuer granted to Holder that certain Series J Warrant to Purchase Shares of Preferred Stock of Issuer, which was numbered W-J-07-__, was dated and issued June 13, 2007 (the “Series J Warrant”), and entitled Holder upon exercise thereof in accordance with the terms contained therein to purchase up to ___________ shares of Issuer’s Series D-2 Convertible Preferred Stock (the “Series J Covered Shares”) at an initial per-share Warrant Price (as defined in Section 9 of the Series J Warrant) of $14.40 (the “Series J Original Warrant Price”);

WHEREAS, effective as of September 28, 2007, Issuer amended the Series J Warrant pursuant to that certain Amendment to Series J Warrant to Purchase Shares of Preferred Stock of Issuer (the “First Amendment”) in order to reduce the Series J Warrant Price from $14.40 to $9.60 for the period commencing on September 28, 2007 and ending on October 10, 2007;

WHEREAS, pursuant to the First Amendment, Holder exercised the Series J Warrant with respect to _______ (or _________) of the Series J Covered Shares (the “Partial Series J Exercise”);

WHEREAS, in connection with the Stock Purchase Agreement, Issuer also granted to Holder (a) that certain Series A Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-A-07-__, was dated and issued June 13, 2007 (the “Series A Warrant”), and entitled Holder upon exercise thereof in accordance with the terms contained therein to purchase up to ________ shares of Issuer’s Common Stock at an initial per-share Warrant Price (as defined in Section 9 of the Series A Warrant) of $0.90; (b) that certain Series B Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-B-07-__, was dated and issued June 13, 2007 (the “Series B Warrant”), and entitled Holder upon exercise thereof in accordance with the terms contained therein to purchase up to ___________ shares of Issuer’s Common Stock at an initial per-share Warrant Price (as defined in Section 9 of the Series B Warrant) of $1.25; (c) that certain Series C Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-C-07-__, was dated and issued June 13, 2007 (as amended from time to time, the “Series C Warrant”), and, subject to certain conditions precedent, entitled Holder upon exercise thereof in accordance with the terms contained therein to purchase up to ___________ shares of Issuer’s Common Stock (the “Series C Covered Shares”) at an initial per-share Warrant Price (as defined in Section 9 of the Series C Warrant) of $1.35 (the “Series C Original Warrant Price”), as amended by that certain Amendment to Series C Warrant to Purchase Shares of Common Stock of Issuer effective as of September 28, 2007, which, following the Partial Series J Exercise reduced the Series C Original Warrant Price as to ________ of the Series C Covered Shares to $0.01 for the remainder of the term of the Series C Warrant, and (d) that certain Series D Warrant to Purchase Shares of Common Stock of Issuer, which was numbered W-D-07-__, was dated and issued June 13, 2007 (as amended from time to time, the “Series D Warrant” and, together with the Series J Warrant, the Series A Warrant, the Series B Warrant, and the Series C Warrant, the “Warrants”), and, subject to certain conditions precedent, entitled Holder upon exercise thereof in accordance with the terms contained therein to purchase up to __________ shares of Issuer’s Common Stock (the “Series D Covered Shares”) at an initial per-share Warrant Price (as defined in Section 9 of the Series D Warrant) of $1.87 (the “Series D Original Warrant Price”), as amended by that certain Amendment to Series D Warrant to Purchase Shares of Common Stock of Issuer effective as of September 28, 2007, which following the Partial Series J Exercise reduced the Series D Original Warrant Price as to __________ of the Series D Covered Shares to $1.10 for the remainder of the term of the Series D Warrant;

WHEREAS, pursuant to those certain Second Amendments to Series J Warrant to Purchase Shares of Preferred Stock of Issuer (the “Second Amendment”) that Issuer executed in favor of Holder and certain other parties who originally received warrants at the same time and on the same terms as the Warrants (the “Other Warrant Holders”), Issuer offered a reduction to the Series J Original Warrant Price from $14.40 per share to $9.60 per share of Series J Covered Shares for all of the remaining, unexercised Series J Covered Shares (the “Series J Warrant Price Reduction”), which reduction has been extended to be available until April 25, 2008 (the “Reduced Warrant Price Period”);

WHEREAS, pursuant to previous amendments to Series C Warrant to Purchase Shares of Common Stock of Issuer and to Series D Warrant to Purchase Shares of Common Stock of Issuer that Issuer executed in favor of Holder and the Other Warrant Holders, Issuer agreed that Series C Original Warrant Price and Series D Original Warrant Price was reduced,  effective for the remainder of the term of the Series C Warrant and the Series D Warrant, respectively, each to $0.01 per share for the same percentage of the Series C Covered Shares and Series D Covered Shares as the percentage of the remaining, unexercised Series J Covered Shares exercised between March 24, 2008 and April 25, 2008 (the “Series C and D Warrant Price Reduction” and, together with the Series J Warrant Price Reduction, the “Warrant Price Reduction”);

WHEREAS, in order to simplify its capital structure, Issuer has decided to offer Holder and the Other Warrant Holders the opportunity to exchange (following expiration of the Reduced Warrant Price Period) all of their then-outstanding Series A Warrants to Purchase Shares of Common Stock of Issuer, Series B Warrants to Purchase Shares of Common Stock of Issuer, and Series D Warrants to Purchase Shares of Common Stock of Issuer if such Series D Warrants have a warrant price of $1.10 per share for shares of a to-be-designated series of Issuer’s preferred stock (the “Warrant Exchange”), which shares of such series of preferred stock will be convertible into shares of Issuer’s common stock and have such other rights as agreed upon among Issuer, Holder and the Other Warrant Holders and specified in the certificate of designation of rights for such series;

WHEREAS, each of the Warrants provides for certain anti-dilution protection in the event that Issuer issues any shares of its Common Stock or any warrants to purchase its Common Stock for a per-share price less than the then-current “Warrant Price” for such Warrant;

WHEREAS, Section 11 of the Series D Warrant requires that the Series D Warrant be amended only by written instrument(s) executed by Issuer and the holders of warrants exercisable for a majority of the shares of Common Stock of Issuer issuable upon exercise of the then-outstanding Series D Warrants issued to Holder and the Other Warrant Holders (the “Majority Holders”);

WHEREAS, the Parties desire to amend the Series D Warrant to memorialize this understanding and to execute amendments to all of the other currently-outstanding Warrants held by Holder (in form and substance which is substantially similar to this Amendment);

WHEREAS, the Certificate of Designation of the Relative Rights and Preferences of the Series D Convertible Preferred Stock of Issuer (the “Series D Certificate of Designation”) and the Certificate of Designation of the Relative Rights and Preferences of the Series D-2 Convertible Preferred Stock of Issuer (the “Series D-2 Certificate of Designation” and, together with the Series D Certificate of Designation, the “Certificates of Designation”) provide for certain anti-dilution protection in the event that Issuer issues any shares of its Common Stock or any warrants to purchase its Common Stock for a per-share price less than the then-current applicable conversion price of the Series D Convertible Preferred Stock and Series D-2 Convertible Preferred Stock of Issuer, respectively;

WHEREAS, Issuer and Holder desire to amend the Certificates of Designation and the Warrants to exclude the Warrant Price Reduction and the Warrant Exchange from the scope of the anti-dilution provisions thereof;

WHEREAS, Issuer shall be deemed to have obtained the signature of the Majority Holders, and the amendment to each outstanding Series D Warrant of Holder and the Other Warrant Holders shall be effective immediately, upon Issuer’s receipt of signed acknowledgements to this Amendment and/or the amendments provided to the Other Warrant Holders representing the requisite number of covered shares.

NOW, THEREFORE, in consideration of the promises and covenants made herein, and for such other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE 1
AMENDMENT

1.           Amendment to Series D Warrant.

1.1           Section 4(d) - Issuance of Additional Shares of Common Stock.  A new subsection (iv) shall be added to Section 4(d) as follows:

“(iv)     Notwithstanding anything in this Section 4(d) or in Section 4(e) to the contrary, any  amendment of the Warrants that reduces the warrant price applicable to such Warrants and is approved by the Majority Holders, and any issuance of Warrant Stock under the Warrants as so amended, shall not constitute the issuance of any Additional Shares of Common Stock or Common Stock Equivalents and, therefore, no adjustment shall be made under this Section 4(d) or under Section 4(e) to the Warrant Price or the number of shares of Common Stock for which this Warrant is exercisable in connection with such issuance.”

1.2           Section 4(e) – Issuance of Common Stock Equivalents.  A new sentence shall be added to the end of Section 4(e) as follows:

“Notwithstanding anything in the foregoing to the contrary, for purposes of this Section 4(e), the issuance by Issuer of convertible securities of Issuer in exchange for any Warrants (which exchange has been approved by the Majority Holders) shall not constitute an issuance or sale of any Common Stock Equivalents and, therefore, no adjustment shall be made to the Warrant Price or the number of shares of Common Stock for which this Warrant is exercisable in connection with such issuance.”

1.3           Broad Interpretation.  In addition to the specific amendments made to the text of the Series D Warrant set forth herein, it is the Parties’ desire that their intentions regarding this Amendment be broadly interpreted and construed so that in no event will any actions taken by Issuer in connection with the Warrant Price Reduction or the Warrant Exchange be deemed to trigger, or give rise to the triggering of, any anti-dilution protection contained in the Series D Warrant.

1.4           Section 9 – Definition of Additional Shares of Common Stock.  The definition of “Additional Shares of Common Stock” contained in Section 9 of the Series D Warrant shall be amended to (a) delete the word “and” immediately prior to clause (vii); and (b) add new clauses (viii) and (ix) at the end of such definition, which provides additional exclusions to such definition as follows:  “(viii) any convertible securities issued by the Issuer in connection with the exchange of any Warrants for such convertible securities (which exchange is approved by the Majority Holders); and (ix) any securities issued by the Issuer pursuant to the conversion of convertible securities issued in connection with the exchange of any Warrants for such convertible securities (which exchange is approved by the Majority Holders).”

1.5           Effectiveness of Amendment.  The foregoing amendment shall be effective and binding upon Holder and its successors and assigns independently of whether Holder executes and delivers this Amendment to Issuer in the event that Issuer receives executed substantially similar written instruments from the Majority Holders.

ARTICLE 2
MISCELLANEOUS PROVISIONS

2.           Miscellaneous Provisions.

2.1           No Further Amendments.  Except as amended by this Amendment, the First Amendment, and the Second Amendment, the Series D Warrant remains unmodified and in full force and effect.  In the event of any inconsistency between the provisions of the Series D Warrant (as previously amended) and the provisions of this Amendment, the provisions of this Amendment shall prevail.  This Amendment may only be modified or amended by a written agreement executed by Issuer, and consented to by Holder, with the same formalities and in the same manner as this Amendment.

2.2           Counterparts.  This Amendment may be executed in one or more counterparts, each of which shall be deemed an original but all of which when taken together shall constitute one and the same instrument.  Facsimiles or portable document files transmitted by e-mail containing original signatures shall be deemed for all purposes to be originally signed copies of the documents which are the subject of such facsimiles or files.

2.3           Binding on Successors. This Amendment shall be binding upon and shall inure to the benefit of the successors and permitted assigns of the Parties.

2.4           Entire Agreement.  The Series D Warrant as amended by this Amendment, the First Amendment, and the Second Amendment contains the entire understanding between the Parties and supersedes any prior written or oral agreements between them respecting the subject matter contained herein.  There are no representations, agreements, arrangements or understandings, oral or written, between the Parties relating to the subject matter hereof that are not fully expressed herein.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Parties hereto have executed or have caused a duly authorized officer to execute this Amendment all effective as of the day and year first above written.

ISSUER:

BPO MANAGEMENT SERVICES, INC., a Delaware corporation

By: ______________________________ Name: Patrick A. Dolan Its: Chief Executive Officer

HOLDER:

The undersigned hereby consents to the amendments set forth herein. ____________________________________

By:__________________________________ Name:________________________________ Its:__________________________________ Date:________________________________